SF PARTNERSHIP, LLP

                                                           CHARTERED ACCOUNTANTS

                                                                   April 5, 2006

Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
101 East 52nd Street, 9th floor
New York, New York
10022

Attention: Mr. Jay M. Kaplowitz, Esq.

                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of m-Wise, Inc. financial statements for the years ended December 31, 2004 and December 31, 2005 and our auditors report dated March 13, 2006 appearing on the Form SB-2 of m-Wise, Inc for registration of 30,000,000 of its common stock .

                                                Yours very truly,

                                                /s/ SF Partnership, LLP
                                                SF Partnership, LLP